EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2009 THIRD QUARTER RESULTS

Third Quarter 2009
Operating Income Per Share – $0.24
Net Income Per Share – $0.38
Catastrophe and Storm Losses Per Share – $0.79
Large Losses Per Share – $0.40
GAAP Combined Ratio – 107.2 percent

Nine Months Ended September 30, 2009
Operating Income Per Share – $1.58
Net Income Per Share – $1.35
Catastrophe and Storm Losses Per Share – $1.52
Large Losses Per Share –  $1.35
GAAP Combined Ratio – 102.1 percent
Annual Operating Income Guidance Per Share – $1.80 to $2.05

DES MOINES, Iowa (October 23, 2009) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported operating income of $3,152,000 ($0.24 per share) for the third quarter ended September 30, 2009, compared to an operating loss of $295,000 ($0.02 per share) for the third quarter of 20081.  For the nine-month period ended September 30, 2009, operating income was $20,920,000 ($1.58 per share) compared to $8,635,000 ($0.63 per share) for the same period in 2008.

Net income, including realized investment gains and losses, totaled $5,051,000 ($0.38 per share) for the third quarter of 2009 compared to a net loss of $9,458,000 ($0.70 per share) for the third quarter of 2008. For the nine-month period ended September 30, 2009, net income was $17,822,000 ($1.35 per share) compared to a net loss of $2,179,000 ($0.16 per share) for the same period in 2008.

“Through the first nine months of 2009, operating results were pretty much in line with our expectations,” stated Bruce G. Kelley, President and Chief Executive Officer. “Premium rates, which began to stabilize somewhat during the second quarter, showed some signs of improvement during the third quarter, and storm losses, while higher than average due to active Midwest weather patterns, were significantly lower than the record amount experienced in 2008.  One development, which contributed significantly to the increase in the book value of our stock during the third quarter, was the rapid recovery in the market value of our investment portfolio.”

Premiums earned remained virtually flat at $96,733,000 for the three months ended September 30, 2009, compared to $96,409,000 for the same period in 2008.  For the nine months ended September 30, 2009, premiums earned decreased 0.9 percent to $285,285,000 from $288,005,000 for the same period in 2008.

Investment income decreased 3.6 percent to $11,805,000 for the third quarter of 2009 from $12,251,000 for the same period in 2008.  For the nine-month period ended September 30, 2009, net investment income decreased 2.6 percent to $35,255,000 from $36,191,000 for the same period in 2008. This decrease in investment income is attributed to a high level of call activity that occurred on the Company’s U.S. Government Agency securities during the first half of 2009 as a result of the low interest rate environment, a decline in yield on short-term investments and the elimination of dividends on the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Federal National Mortgage Association (Fannie Mae) preferred stocks in 2008.  As of September 30, 2009, the majority of the proceeds received from the called securities had been reinvested.

“Other-than-temporary” investment impairment losses declined to $611,000 in the third quarter of 2009 from $17,075,000 for the same period in 2008.  For the first nine months of 2009, “other-than-temporary” investment impairment losses totaled $9,727,000, compared to $21,672,000 for the same period in 2008.

The Company has historically reported catastrophe and storm losses net of development experienced on prior years’ catastrophe and storm losses.  This has not had a material impact on the reported amounts because development associated with prior years’ catastrophe and storm losses has historically been relatively small.  During 2009, however, the Company has experienced a larger amount of favorable development related to the record amount of catastrophe and storm losses incurred in 2008. As a result, the Company is changing its reporting of catastrophe and storms losses to include only current accident year events.  Any material amount of development experienced on prior accident year catastrophe and storm losses will be reported separately.  This change in reporting does not have any impact on the reported amounts of operating income or net income; it only affects the reported amounts of catastrophe and storm losses.

Catastrophe and storm losses totaled $16,032,000 ($0.79 per share after tax) in the third quarter of 2009 compared to $20,088,000 ($0.97 per share after tax) in the third quarter of 2008.  For the first nine months of 2009, catastrophe and storm losses totaled $30,945,000 ($1.52 per share after tax) compared to a record $50,426,000 ($2.41 per share after tax) for the same period in 2008.  Catastrophe and storm losses accounted for 10.8 percentage points of the combined ratio for the first nine months of 2009, which is substantially higher than the 8-year average (excluding the record catastrophe and storm losses of 2008) of 6.5 percentage points.

The Company experienced favorable development on prior years’ catastrophe and storm losses of $833,000 ($0.04 per share after tax) for the three months ended September 30, 2009, compared to $265,000 ($0.01 per share after tax) for the same period in 2008.  For the nine months ended September 30, 2009, favorable development on prior years’ catastrophe and storm losses totaled $2,969,000 ($0.15 per share after tax), compared to $1,356,000 ($0.06 per share after tax) for the same period in 2008.  Reserves associated with catastrophe and storms losses are event-specific and are initially established based on known exposures and estimates of loss frequency and severity.  As actual loss information is reported, the Company is better able to project the ultimate cost of a loss event.  Changes in the projected ultimate cost of a prior accident year loss event is reported as development, and this development has an impact on the Company’s results of operations because the total amount of the Company’s carried reserves has changed.

Large losses, which the Company defines as losses greater than $250,000, excluding catastrophe and storm losses, declined to $5,329,000 ($0.40 per share after taxes) in the third quarter of 2009 from $7,954,000 ($0.59 per share after taxes) in the same period in 2008.  For the first nine months of 2009, large losses totaled $17,850,000 ($1.35 per share after taxes), compared to $15,973,000 ($1.17 per share after taxes) for the same period in 2008.

The Company’s GAAP combined ratio was 107.2 percent in the third quarter of 2009 compared to 114.8 percent in the third quarter of 2008. For the nine-month period ended September 30, 2009, the Company’s GAAP combined ratio was 102.1 percent compared to 109.3 percent for the same period in 2008.

At September 30, 2009, consolidated assets totaled $1.2 billion, including $1.0 billion in the investment portfolio; stockholders’ equity increased 18.2 percent to $334.3 million; and the net book value of the Company’s stock was $25.41 per share, an increase of 19.2 percent from $21.32 per share at December 31, 2008.

Based on actual results for the first nine months of 2009 and management’s expectations for the remainder of the year, management is reiterating its 2009 operating income guidance of $1.80 to $2.05 per share. This guidance is based on a projected GAAP combined ratio of 103.5 percent for the year.

As of October 10, 2009, 736,133 shares of the Company’s common stock have been purchased under the Company’s $25 million stock repurchase program at a cost of approximately $17.9 million.  The timing and terms of the purchases are determined by management based on market conditions, and the transactions are conducted in accordance with the applicable rules of the SEC.  Common stock purchased under this program is being retired by the Company.  The Company’s parent organization, Employers Mutual Casualty Company, has a stock purchase program in place as well, with about $4.5 million of its $15 million authorization remaining.  This program is currently dormant and will not be reactivated until the Company’s repurchase program is completed.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern daylight time on October 23, 2009 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the first nine months of 2009, as well as its expectations for the remainder of the year. Dial-in information for the call is toll-free 1-877-407-8031 (International: 1-201-689-8031). The event will be archived and available for digital replay through November 6, 2009. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 334389.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via http://www.investorcalendar.com or the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until January 23, 2010. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income to net income:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Operating income (loss)	$3,151,923	$(294,833)	$20,919,561	$8,635,478
Net realized investment gains (losses)	1,898,852	(9,162,736)	(3,097,791)	(10,814,391)
Net income (loss)	$5,050,775	$(9,457,569)	$17,821,770	$(2,178,913)

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

Quarter Ended September 30, 2009	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$77,929,827	$18,802,990	$-	$96,732,817
Investment income, net	8,781,681	3,022,390	739	11,804,810
Other income	224,191	-	-	224,191
	86,935,699	21,825,380	739	108,761,818
Losses and expenses:
Losses and settlement expenses	58,006,003	14,270,242	-	72,276,245
Dividends to policyholders	1,517,886	-	-	1,517,886
Amortization of deferred policy acquisition costs	16,308,495	4,137,666	-	20,446,161
Other underwriting expenses	9,329,480	167,705	-	9,497,185
Interest expense	225,000	-	-	225,000
Other expenses	208,518	728,520	312,684	1,249,722
	85,595,382	19,304,133	312,684	105,212,199
Operating income (loss) before income taxes	1,340,317	2,521,247	(311,945)	3,549,619
Realized investment gains	2,030,639	890,671	-	2,921,310
Income (loss) before income taxes	3,370,956	3,411,918	(311,945)	6,470,929
Income tax expense (benefit):
Current	(776,905)	957,543	(109,181)	71,457
Deferred	1,406,999	(58,302)	-	1,348,697
	630,094	899,241	(109,181)	1,420,154
Net income (loss)	$2,740,862	$2,512,677	$(202,764)	$5,050,775
Average shares outstanding				13,229,225
Per Share Data:
Net income (loss) per share - basic and diluted	$0.21	$0.19	$(0.02)	$0.38
Catastrophe and storm losses (after tax)	$(0.81)	$0.02	$-	$(0.79)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$97,034,608	$19,442,851	$-	$116,477,459
Catastrophe and storm losses	$16,353,571	$(321,631)	$-	$16,031,940
GAAP Combined Ratio:
Loss ratio	74.4%	75.9%	-	74.7%
Expense ratio	34.9%	22.9%	-	32.5%
	109.3%	98.8%	-	107.2%

Quarter Ended September 30, 2008	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$78,959,188	$17,450,027	$-	$96,409,215
Investment income, net	9,174,650	3,017,725	58,817	12,251,192
Other income	191,161	-	-	191,161
	88,324,999	20,467,752	58,817	108,851,568
Losses and expenses:
Losses and settlement expenses	65,502,605	16,141,656	-	81,644,261
Dividends to policyholders	752,432	-	-	752,432
Amortization of deferred policy acquisition costs	16,715,247	3,534,945	-	20,250,192
Other underwriting expenses	7,447,269	596,420	-	8,043,689
Interest expense	225,000	-	-	225,000
Other expenses	113,730	(247,243)	362,045	228,532
	90,756,283	20,025,778	362,045	111,144,106
Operating income (loss) before income taxes	(2,431,284)	441,974	(303,228)	(2,292,538)
Realized investment losses	(9,516,502)	(4,580,015)	-	(14,096,517)
Loss before income taxes	(11,947,786)	(4,138,041)	(303,228)	(16,389,055)
Income tax benefit:
Current	(2,331,754)	(533,162)	(106,130)	(2,971,046)
Deferred	(2,668,411)	(1,292,029)	-	(3,960,440)
	(5,000,165)	(1,825,191)	(106,130)	(6,931,486)
Net loss	$(6,947,621)	$(2,312,850)	$(197,098)	$(9,457,569)
Average shares outstanding				13,413,718
Per Share Data:
Net loss per share - basic and diluted	$(0.52)	$(0.17)	$(0.01)	$(0.70)
Catastrophe and storm losses (after tax)	$(0.74)	$(0.23)	$-	$(0.97)
Dividends per share				$0.18
Other Information of Interest:
Net written premiums	$95,377,772	$17,942,428	$-	$113,320,200
Catastrophe and storm losses	$15,263,795	$4,824,128	$-	$20,087,923
GAAP Combined Ratio:
Loss ratio	83.0%	92.5%	-	84.7%
Expense ratio	31.5%	23.7%	-	30.1%
	114.5%	116.2%	-	114.8%

Nine Months Ended September 30, 2009	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$230,558,159	$54,727,212	$-	$285,285,371
Investment income, net	26,334,016	8,905,851	14,796	35,254,663
Other income	575,449	-	-	575,449
	257,467,624	63,633,063	14,796	321,115,483
Losses and expenses:
Losses and settlement expenses	149,833,196	41,383,914	-	191,217,110
Dividends to policyholders	7,273,968	-	-	7,273,968
Amortization of deferred policy acquisition costs	53,481,715	10,497,307	-	63,979,022
Other underwriting expenses	27,692,001	1,242,785	-	28,934,786
Interest expense	675,000	-	-	675,000
Other expenses	614,847	335,396	1,030,633	1,980,876
	239,570,727	53,459,402	1,030,633	294,060,762
Operating income (loss) before income taxes	17,896,897	10,173,661	(1,015,837)	27,054,721
Realized investment losses	(3,060,164)	(1,705,669)	-	(4,765,833)
Income (loss) before income taxes	14,836,733	8,467,992	(1,015,837)	22,288,888
Income tax expense (benefit):
Current	3,986,116	2,868,268	(355,543)	6,498,841
Deferred	(1,083,083)	(948,640)	-	(2,031,723)
	2,903,033	1,919,628	(355,543)	4,467,118
Net income (loss)	$11,933,700	$6,548,364	$(660,294)	$17,821,770
Average shares outstanding				13,238,296
Per Share Data:
Net income (loss) per share - basic and diluted	$0.90	$0.49	$(0.04)	$1.35
Catastrophe and storm losses (after tax)	$(1.41)	$(0.11)	$-	$(1.52)
Dividends per share				$0.54
Book value per share				$25.41
Effective tax rate				20.0%
Annualized net income as a percent of beg. SH equity				8.4%
Other Information of Interest:
Net written premiums	$249,621,066	$54,963,725	$-	$304,584,791
Catastrophe and storm losses	$28,707,772	$2,237,022	$-	$30,944,794
GAAP Combined Ratio:
Loss ratio	65.0%	75.6%	-	67.0%
Expense ratio	38.3%	21.5%	-	35.1%
	103.3%	97.1%	-	102.1%

Nine Months Ended September 30, 2008	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$236,513,542	$51,491,154	$-	$288,004,696
Investment income, net	27,112,376	8,940,490	137,913	36,190,779
Other income	499,059	-	-	499,059
	264,124,977	60,431,644	137,913	324,694,534
Losses and expenses:
Losses and settlement expenses	179,680,545	42,307,401	-	221,987,946
Dividends to policyholders	3,028,440	-	-	3,028,440
Amortization of deferred policy acquisition costs	53,993,008	10,662,451	-	64,655,459
Other underwriting expenses	23,447,432	1,726,158	-	25,173,590
Interest expense	664,375	-	-	664,375
Other expenses	412,606	46,960	996,982	1,456,548
	261,226,406	54,742,970	996,982	316,966,358
Operating income (loss) before income taxes	2,898,571	5,688,674	(859,069)	7,728,176
Realized investment losses	(11,283,993)	(5,353,531)	-	(16,637,524)
Income (loss) before income taxes	(8,385,422)	335,143	(859,069)	(8,909,348)
Income tax expense (benefit):
Current	(3,016,027)	1,426,153	(300,674)	(1,890,548)
Deferred	(2,402,894)	(2,436,993)	-	(4,839,887)
	(5,418,921)	(1,010,840)	(300,674)	(6,730,435)
Net income (loss)	$(2,966,501)	$1,345,983	$(558,395)	$(2,178,913)
Average shares outstanding				13,615,224
Per Share Data:
Net income (loss) per share - basic and diluted	$(0.22)	$0.10	$(0.04)	$(0.16)
Catastrophe and storm losses (after tax)	$(2.10)	$(0.31)	$-	$(2.41)
Dividends per share				$0.54
Book value per share				$22.72
Effective tax rate				(75.5)%
Annualized net income as a percent of beg. SH equity				(0.9)%
Other Information of Interest:
Net written premiums	$249,674,985	$51,490,156	$-	$301,165,141
Catastrophe and storm losses	$43,969,905	$6,456,438	$-	$50,426,343
GAAP Combined Ratio:
Loss ratio	76.0%	82.2%	-	77.1%
Expense ratio	34.0%	24.0%	-	32.2%
	110.0%	106.2%	-	109.3%

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	September 30, 2009	December 31, 2008
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $510,831 and $572,852)	$456,488	$534,759
Securities available-for-sale, at fair value (amortized cost $804,643,392 and $821,306,951)	843,823,571	812,868,835
Fixed maturity securities on loan:
Securities available-for-sale, at fair value (amortized cost $38,063,415 and $8,923,745)	39,113,081	8,950,052
Equity securities available-for-sale, at fair value (cost $72,907,988 and $75,025,666)	101,720,813	88,372,207
Other long-term investments, at cost	52,832	66,974
Short-term investments, at cost	50,701,465	54,373,082
Total investments	1,035,868,250	965,165,909

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	32,515,247	36,355,047
Prepaid reinsurance premiums	5,298,918	4,157,055
Deferred policy acquisition costs	39,760,110	34,629,429
Other assets	10,562,938	2,534,076
Indebtedness of related party	14,627,875	-

Cash	314,910	182,538
Accrued investment income	11,059,408	12,108,129
Deferred policy acquisition costs	1,192	-
Accounts receivable	1,191,585	23,041
Income taxes recoverable	3,613,762	11,859,539
Deferred income taxes	9,745,460	30,819,592
Goodwill	941,586	941,586
Securities lending collateral	40,515,470	9,322,863
Total assets	$1,206,016,711	$1,108,098,804

	September 30, 2009	December 31, 2008
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$566,343,681	$573,031,853
Unearned premiums	174,333,965	154,446,205
Other policyholders' funds	7,434,158	6,418,870
Surplus notes payable	25,000,000	25,000,000
Indebtedness to related party	-	20,667,196
Employee retirement plans	21,728,331	19,331,007
Other liabilities	35,283,363	16,964,452

Losses and settlement expenses	1,088,903	-
Unearned premiums	6,165	-
Securities lending obligation	40,515,470	9,322,863
Total liabilities	871,734,036	825,182,446

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 13,154,787 shares in 2009 and 13,267,668 shares in 2008	13,154,787	13,267,668
Additional paid-in capital	93,532,583	95,639,349
Accumulated other comprehensive income (loss)	32,337,263	(9,930,112)
Retained earnings	195,258,042	183,939,453
Total stockholders' equity	334,282,675	282,916,358
Total liabilities and stockholders' equity	$1,206,016,711	$1,108,098,804

The Company had total cash and invested assets with a carrying value of $1.0 billion and $965.3 million as of September 30, 2009 and December 31, 2008, respectively.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	September 30, 2009
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$457	$511	0.1%	$457
Fixed maturity securities available-for-sale	842,707	882,937	85.2%	882,937
Equity securities available-for-sale	72,908	101,721	9.8%	101,721
Cash	315	315	-	315
Short-term investments	50,701	50,701	4.9%	50,701
Other long-term investments	52	52	-	52
	$967,140	$1,036,237	100.0%	$1,036,183

	December 31, 2008
($ in thousands)	Amortized Cost	Fair Value	Percent of Total Fair Value	Carrying Value
Fixed maturity securities held-to-maturity	$535	$573	0.1%	$535
Fixed maturity securities available-for-sale	830,231	821,819	85.1%	821,819
Equity securities available-for-sale	75,026	88,372	9.2%	88,372
Cash	182	182	-	182
Short-term investments	54,373	54,373	5.6%	54,373
Other long-term investments	67	67	-	67
	$960,414	$965,386	100.0%	$965,348

NET WRITTEN PREMIUMS

	Three Months Ended September 30, 2009			Nine Months ended September 30, 2009
	Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums		Percent of Net Written Premiums	Percent of Increase/ (Decrease) in Net Written Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	15.8%	(2.9	) %	16.9%	(3.8	) %
Liability	15.5%	(5.1	) %	16.4%	(6.8	) %
Property	17.6%	5.3%		16.8%	4.5%
Workers' Compensation	21.4%	3.2%		18.1%	1.9%
Other	2.1%	(7.8	) %	2.2%	(3.1	) %
Total Commercial Lines	72.4%	0.1%		70.4%	(1.3	) %

Personal Lines:
Automobile	6.2%	27.4%		6.6%	16.6%
Property	4.6%	0.6%		4.7%	(1.0	) %
Liability	0.1%	(3.3	) %	0.2%	(6.0	) %
Total Personal Lines	10.9%	14.2%		11.5%	8.3%
Total Property and Casualty Insurance	83.3%	1.7%		81.9%	-%

Reinsurance	16.7%	8.4%		18.1%	6.7%
Total	100.0%	2.8%		100.0%	1.1%